SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

FILED BY THE REGISTRANT                              [X]
Filed by a Party other than the Registrant           [_]

Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      DEFINITIVE PROXY STATEMENT
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        METTLER-TOLEDO INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      NO FEE REQUIRED.
[_] Fee computed on table below per exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)      Title of each class of securities to which transaction
                  applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)      Proposed maximum aggregate value of transaction:
         (5)      Total fee paid:
[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                        Mettler-Toledo International Inc.
                                  Im Langacher
                                 P.O. Box MT-100
                         CH 8606 Greifensee, Switzerland


                                                                  March 31, 2000


Dear Fellow Stockholder:

         You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Mettler-Toledo International Inc. to be held on Tuesday, May 16, 2000, at 10:00 A.M., Eastern Daylight Time, at Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza (corner of Water Street and Broad Street), 29th Floor, New York, New York 10004.

         The Secretary's formal notice of the meeting and the Proxy Statement which appear on the following pages will describe the matters to be acted upon at the meeting.

         We hope that you will be able to attend the meeting in person. However, whether or not you plan to be present, please sign and return your proxy as soon as possible so that your vote will be counted.



                                                     Sincerely yours,

                                                     /s/ Robert F. Spoerry


                                                     Robert F. Spoerry
                                                     Chairman of the Board

                        METTLER-TOLEDO INTERNATIONAL INC.

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             -----------------------

         The 2000 Annual Meeting of Stockholders of Mettler-Toledo International Inc., a Delaware corporation (the "Company"), will be held at Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza (corner of Water Street and Broad Street), 29th Floor, New York, New York 10004 on Tuesday, May 16, 2000, at 10:00 A.M., Eastern Daylight Time, for the following purposes:

         1. To elect eight directors for terms ending at the 2001 Annual Meeting of Stockholders;

         2.  To   ratify   the   appointment   of   PricewaterhouseCoopers,
             independent public accountants, as independent auditors for the Company for the fiscal year ending December 31, 2000;

         3. To approve the reservation of an additional 2.5 million shares of the Company's common stock for issuance upon the exercise of stock options granted under the Company's 1997 Amended and Restated Stock Option Plan;

         4. To approve the material terms of the Company's POBS Plus Incentive System for Group Management; and

         5. To transact such other business as may properly come before the meeting.

         The Board of Directors has fixed the close of business on March 20, 2000 as the record date for the determination of the stockholders entitled to notice and to vote at the Annual Meeting and only holders of record of the Company's common stock on said date will be entitled to receive notice of and to vote at the meeting.

         Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and promptly return it in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation or by voting in person at the Annual Meeting.


                                             By order of the Board of Directors,

                                             /s/ James T. Bellerjeau


                                             James T. Bellerjeau
                                             Secretary

March 31, 2000

                        METTLER-TOLEDO INTERNATIONAL INC.
                                  Im Langacher
                                 P.O. Box MT-100
                         CH 8606 Greifensee, Switzerland

                             -----------------------

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                           To Be Held on May 16, 2000

                             -----------------------

         This proxy statement is furnished to stockholders of Mettler-Toledo International Inc., a Delaware corporation (the "Company" or "Mettler-Toledo"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the 2000 Annual Meeting of the Stockholders to be held at 10:00 A.M., Eastern Daylight Time, on Tuesday, May 16, 2000, at Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza (corner of Water Street and Broad Street), 29th Floor, New York, New York 10004, and any adjournments thereof.

         Stockholders of record as of the close of business on March 20, 2000 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 38,712,272 shares of common stock, par value $.01 per share, each entitled to one vote on all matters to be voted upon. Voting rights are vested exclusively in the holders of the common stock. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 31, 1999 are being mailed on or about March 31, 2000 to each stockholder entitled to vote at the meeting.


                        VOTING AND REVOCATION OF PROXIES

Voting

         If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, signed proxies will be voted FOR the proposals made by the Board of Directors, and as the individuals named as proxy holders on the proxy deem advisable on all other matters that may properly come before the meeting.

         The holders of a majority in number of the total outstanding shares of common stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting and entitled to vote in the election will be required for the election of directors and the affirmative vote of a majority of the votes cast at the meeting and entitled to vote thereon will be required to act on all other matters to come before the Annual Meeting. An automated system administered by the Company's transfer agent tabulates the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. Accordingly, with respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome. For purposes of determining whether the affirmative vote of a majority of the votes cast at the meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, with respect to any matter other than the election of directors, abstentions will have the effect of a vote "against" the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

Revocation

         A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so.


                              ELECTION OF DIRECTORS
                                  (Proposal 1)

         The Board of Directors currently consists of eight directors. Eight directors are to be elected at the Annual Meeting to hold office as directors until the 2001 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. All nominees have consented to be named and to serve if elected. If any one or more of the nominees is unable to serve or for good cause will not serve, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. Each nominee will be elected if he receives the affirmative vote of a plurality of the votes cast by holders of shares of common stock at the Annual Meeting.

         The Board of Directors proposes the election of the following directors of the Company for a term of one year. All of the nominees are presently directors of the Company. Set forth below for each nominee is his name and age, all positions and offices with the Company which he holds, if any, his principal occupations during at least the last five years and any additional directorships in publicly held companies or registered investment companies.

                     Name        Age      Position or Office Held

Robert F. Spoerry.............   44       President, Chief Executive Officer
                                          and Chairman of the Board of Directors
Philip Caldwell...............   80       Director
John T. Dickson...............   54       Director
Reginald H. Jones.............   82       Director
John D. Macomber..............   72       Director
George M. Milne...............   56       Director
Laurence Z. Y. Moh............   74       Director
Thomas P. Salice..............   40       Director

         Robert F. Spoerry has been President and Chief Executive Officer of the Company since 1993. He served as Head, Industrial and Retail (Europe) of the Company from 1987 to 1993. Mr. Spoerry has been a Director since October 1996. Mr. Spoerry has been Chairman of the Board of Directors since May 1998.

         Philip Caldwell has been a Director since October 1996. Prior to May 1998, Mr. Caldwell served as Chairman of the Board of Directors. Mr. Caldwell spent 32 years at Ford Motor Company, where he served as Chairman of the Board of Directors and Chief Executive Officer from 1980 to 1985 and a Director from 1973 to 1990. He served as a Director and Senior Managing Director of Lehman Bros. Inc. and its predecessor, Shearson Lehman Brothers Holdings, Inc., from 1985 to February 1998. Mr. Caldwell is also a Director of the Mexico Fund, Russell Reynolds Associates, Inc. and Waters Corporation. He is a member of the Zurich Financial Services Group US Advisory Board. He has served as a Director of the Chase Manhattan Bank, N.A., the Chase Manhattan Corp., Digital Equipment Corporation, Federated Department Stores Inc., Kellogg Company, CasTech Aluminum Group Inc., Specialty Coatings International Inc., American Guarantee & Liability Insurance Company, Zurich Holding Company of America, Inc., and Zurich Reinsurance Centre Holdings, Inc.

         John T. Dickson has been a Director since March 2000. Mr. Dickson is Executive Vice President of Lucent Technologies and CEO of its Microelectronics and Communications Technologies business. Mr. Dickson joined the Microelectronics group in 1993. Mr. Dickson is also a Director of the Semiconductor Industry Association and a member of the Board of Trustees of Lehigh Valley Health Network.

         Reginald H. Jones has been a Director since October 1996. Mr. Jones retired as Chairman of the Board of Directors of General Electric Company ("General Electric") in April 1981. At General Electric, he served as Chairman of the Board of Directors and Chief Executive Officer from December 1972 through April 1981, President from June 1972 to December 1972 and a Director from August 1971 to April 1981.

         John D. Macomber has been a Director since October 1996. He has been a principal of JDM Investment Group since 1992. He was Chairman and President of the Export-Import Bank of the United States (an agency of the U.S. Government) from 1989 to 1992. From 1973 to 1986 Mr. Macomber was Chairman and Chief Executive Officer of Celanese Corporation. Prior to that, Mr. Macomber was a Senior Partner of McKinsey & Company. Mr. Macomber is also a Director of IRI International, Lehman Brothers Holdings Inc. and Textron Inc.

         George M. Milne has been a Director since September 1999. Mr. Milne is President of the Central Research Division and Senior Vice President of Pfizer, Inc., with responsibility for guiding the company's global pharmaceutical and animal health drug discovery and development efforts, a position he assumed in 1993. Since joining Pfizer in 1970, Mr. Milne has held a variety of senior management and research positions.

         Laurence Z. Y. Moh has been a Director since October 1996. At present, he is Chairman and Chief Executive Officer of Plantation Timber Products Limited (CHINA), which he founded in 1996. He is Chairman Emeritus of Universal Furniture Limited, which he founded in 1959.

         Thomas P. Salice has been a Director since October 1996. Mr. Salice is President and Chief Executive Officer of AEA Investors Inc. and has been associated with AEA Investors Inc. since June 1989. Mr. Salice is also a Director of Waters Corporation and Sovereign Specialty Chemicals, Inc.

         Proxies will be voted FOR each nominee for Director set forth above, unless otherwise specified in the proxy. The Board of Directors recommends a vote FOR each nominee for Director set forth above.


                    FURTHER INFORMATION CONCERNING THE BOARD
                           OF DIRECTORS AND COMMITTEES

         The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and two standing committees: Audit and Compensation. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

Board Meetings and Committees

         The Board of Directors of the Company held a total of four meetings during the fiscal year ended December 31, 1999. Each current director attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served, with the exception of Mr. Moh who attended three of the meetings of the Board of Directors and one meeting of the Compensation Committee.

         The Audit Committee's principal functions are to review the scope of the annual audit of the Company by its independent public accountants, review the annual financial statements of the Company and the related audit report of the independent auditors, review management's selection of an independent public accounting firm each year and review audit and any non-audit fees paid to the Company's independent public accountants. The Company's Chief Financial Officer generally attends Audit Committee meetings and gives reports to and answers inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board. The Audit Committee is composed of three non-employee directors, John D. Macomber (Chairman), Philip Caldwell and Thomas
P. Salice. The Audit Committee held four meetings in 1999.

         The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Company's compensation policies. The Compensation Committee is also responsible for administering the Company's 1997 Amended and Restated Stock Option Plan. The Compensation Committee is composed of three non-employee directors, Reginald H. Jones (Chairman), Laurence Z. Y. Moh and Thomas P. Salice. The Compensation Committee held three meetings in 1999.

Compensation Committee Interlocks and Insider Participation

         The following directors served on the Company's Compensation Committee during the fiscal year ended December 31, 1999: Reginald H. Jones, Laurence Z.
Y. Moh and Thomas P. Salice. No member of the Compensation Committee was at any time during 1999 an officer or employee of the Company or any of its subsidiaries. Mr. Salice served as an officer of the Company and certain of its subsidiaries for part of 1997.

Directors' Compensation

         Members of the Board of Directors of the Company receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending board and committee meetings. Members of the Board of Directors who are not employees of the Company receive an annual fee of $17,500 (payable quarterly in advance), $1,000 for each Board meeting attended and $500 for each meeting of a committee of the Board attended. In addition, each member of the Board of Directors who is not an employee of the Company receives a stock option grant of 1,000 shares of the Company's common stock per year.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and The New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal 1999, all filing requirements applicable to its executive officers and directors and greater than 10% stockholders were complied with. Mr. Milne, who became a Director on September 1, 1999, first filed a Form 3 in December 1999. In addition, Mr. Moh filed a Form 4 relating to a November 1999 transaction in January 2000.


                          SECURITY OWNERSHIP OF CERTAIN
                   BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

Principal Stockholders

         The following table sets forth certain information regarding the beneficial ownership of Mettler-Toledo's common stock as of the Record Date with respect to each person known to the Company to own more than 5% of the outstanding shares, each of the Company's directors, each of the executive officers named in the table under "Compensation of Executive Officers" below and all the Company's directors and executive officers as a group. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them, except to the extent such power may be shared with a spouse. Information regarding 5% Shareholders below is based solely on Schedule 13Gs filed by the holders.

                                                 Shares Benefically Owned (1)
                                                 ----------------------------
Name of Beneficial Owner                           Number           Percent
------------------------                           ------           -------

5% Shareholders:
     Citigroup.............................      3,783,654            9.8%
        153 East 53rd Street
        New York, NY 10043
     Franklin Resources, Inc...............      3,046,972            7.9%
        777 Mariners Island Blvd.
        San Mateo, CA 94404

Directors:
     Robert F. Spoerry (2)(3)..............      1,163,726            3.0%
     Philip Caldwell (3)...................         66,192            *
     John T. Dickson.......................              0            *
     Reginald H. Jones.....................         47,196            *
     John D. Macomber......................         58,340            *
     George M. Milne.......................          3,000            *
     Laurence Z. Y. Moh....................        253,378            *
     Thomas P. Salice (3)..................        585,476            1.5%

Named Executive Officers:
     William P. Donnelly (3)...............        168,360            *
     Karl M. Lang..........................        184,317            *
     Lukas Braunschweiler..................        222,317            *
     Peter Burker..........................        117,478            *
     All directors and executive
     officers as a group (14 persons)......      3,008,965            7.5%
-------------------------------------------

* The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.

(1) Calculations of percentage of beneficial ownership are based on 38,712,272 shares of common stock outstanding on the date hereof, and in each case assume the exercise by only the named shareholder of all options for the purchase of common stock held by such shareholder which are exercisable within 60 days of the date hereof.

       Shares subject to options exercisable within 60 days:
       ----------------------------------------------------

         Robert F. Spoerry................689,122
         Philip Caldwell......................600
         John T. Dickson........................0
         Reginald H. Jones....................600
         John D. Macomber.....................200
         George M. Milne........................0
         Laurence Z.Y. Moh....................600
         Thomas P. Salice.....................600
         William P. Donnelly..............114,479
         Karl M. Lang.....................104,858
         Lukas Braunschweiler.............145,858
         Peter Burker......................56,709
         All directors and executive
         officers as a group............1,172,852

(2)    Mr. Spoerry is also a Named Executive Officer.

(3) Includes shares held by, or in trust for, members of such individual's family for which Messrs. Spoerry, Caldwell, Salice and Donnelly disclaim beneficial ownership.

                       COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

         The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Executive Officers"):


                          Summary Compensation Table(1)


                                                                                                Long Term
                                                          Annual Compensation                  Compensation
                                               ------------------------------------------      ------------
                                                                                                Securities         All Other
                                                                             Other Annual       Underlying        Compensation
                                                                                                                  ------------
Name and Principal Position          Year        Salary         Bonus        Compensation       Options (#)           (3)
------------------------------       ----       --------       --------      ------------       -----------           ---
Robert F. Spoerry.............       1999       $425,597       $601,965       $34,960(2)          48,000           $140,178
  President and Chief                1998        380,859        547,257        35,040(2)          50,000            113,906
  Executive Officer                  1997        386,074        427,113        36,212(2)         125,839            112,816
William P. Donnelly,..........       1999        168,525        211,718        23,961(4)          25,000             51,052
  Chief Financial Officer            1998        163,988        209,216        24,016(4)          25,000             47,804
                                     1997        124,095        208,464        18,614(4)         195,050             36,768
Karl M. Lang,.................       1999        169,510        165,781           --              15,000             61,716
  Head, Laboratory                   1998        167,384        146,361           --              20,000             56,212
                                     1997        170,424        134,209           --              37,751             55,319
Lukas Braunschweiler,.........       1999        202,480        238,631           --              30,000             56,981
  Head, Industrial                   1998        166,414        165,066           --              25,000             49,995
  and Retail                         1997        168,218        201,676           --              37,751             49,145
Peter Burker,.................       1999        125,859        135,689           --              10,000             44,779
  Head, Human Resources              1998        124,204        149,181           --              10,000             42,453
                                     1997        125,749        137,607           --              18,875             41,544
------------------------------


(1) Amounts paid in Swiss francs were converted to U.S. dollars at a rate of SFr 1.5024 to $1.00 for 1999, SFr 1.4990 to $1.00 for 1998, and SFr
       1.4505 to $1.00 for 1997, in each case the average exchange rate during such year. All amounts shown were paid in Swiss francs, except amounts paid to Mr. Braunschweiler from May 1, 1999, which were paid in U.S. dollars.

(2) Represents additional compensation paid to fully offset, after payment of all taxes and social security contributions, interest charged to Mr. Spoerry on a loan to Mr. Spoerry from Mettler-Toledo GmbH, a subsidiary of the Company. See "Certain Transactions."

(3) Represents Company contributions to the Mettler-Toledo Fonds (a Swiss pension plan similar to a defined contribution plan under U.S. law). Each year, 22% of the Named Executive Officer's annual insured salary, which is equal to between 106% and 115% of the employee's base salary, is contributed to the plan by the Company. Contributed amounts bear interest at the minimum rate of 4% per annum. Retirement benefits are paid in the form of a lump-sum payment when the employee reaches the normal retirement age under the plan of 65. It is not possible to estimate the amount payable on retirement as this amount depends on the amounts contributed on behalf of each employee as well as earnings on the amounts contributed.

(4) Represents allowances associated with Mr. Donnelly's status as an expatriate in Switzerland.

Option Grant Table

         The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1999 by the Company to the individuals named in the Summary Compensation Table:

                                               Option Grants In Last Fiscal Year

                                   Number of       % of Total                                  Potential Realizable Value
                                   Securities        Options                                   at Assumed Annual Rates of
                                   Underlying      Granted to      Exercise/                    Stock Price Appreciation
                                    Options       Employees in    Base Price    Expiration                for
                                    Granted        Fiscal Year      ($/Sh)         Date               Option Term(1)
                                   ----------     ------------    ----------    ----------     --------------------------
Name                                                                                             5% ($)         10% ($)
----                                                                                           --------       ----------
Robert F. Spoerry..........         48,000           7.08%          28.5625        2005        $466,271       $1,057,810
William P. Donnelly........         25,000           3.69%          28.5625        2005         242,850          550,943
Karl M. Lang...............         15,000           2.21%          28.5625        2005         145,710          330,566
Lukas Braunschweiler.......         30,000           4.43%          28.5625        2009         538,884        1,365,638
Peter Burker...............         10,000           1.48%          28.5625        2005          97,140          220,377
---------------------------


(1) The assumed annual rates of appreciation over the term of the option are set forth in accordance with rules and regulations adopted by the Securities and Exchange Commission and do not represent the Company's estimate of stock appreciation price.


Option Exercise Table

         Mr. Lang exercised options to purchase 40,000 shares of common stock in 1999. Other than this exercise, no options to purchase common stock were exercised by the Named Executive Officers in 1999.

         The following table sets forth information with respect to the aggregate number of unexercised options to purchase common stock granted to the Named Executive Officers and held by them as of December 31, 1999, and the value of unexercised in-the-money options (i.e., options that had a positive spread between the exercise price and the fair market value of the common stock) as of December 31, 1999.



                 Aggregated Option Exercises In Last Fiscal Year
                    And Option Values As Of December 31, 1999


                                                                Number of Securities
                                  Shares                       Underlying Unexercised          Value of Unexercised
                                Acquired on      Value            Options at Fiscal            In-The-Money Options
                                 Exercise       Realized            Year-End (#)            at Fiscal Year-End ($) (1)
                                                             ----------------------------   ---------------------------
Name                                (#)           ($)        Exercisable    Unexercisable   Exercisable   Unexercisable
----                             ----------    ---------     -----------    -------------   -----------   -------------
Robert F. Spoerry............          0              0        689,122         582,693      $20,302,159    $15,488,286
William P. Donnelly..........          0              0        114,479         130,571        3,273,915      2,981,979
Karl M. Lang.................     40,000       $702,000        104,858         137,490        2,996,550      3,451,517
Lukas Braunschweiler.........          0              0        145,858         156,490        4,222,737      3,662,642
Peter Burker.................          0              0         56,709          60,765        1,627,691      1,432,936
-----------------------------


(1) Sets forth values for "in the money" options that represent the positive spread between the respective exercise/base prices of outstanding stock options and the closing price of $38.1875 per share at December 31, 1999, as reported on the New York Stock Exchange.

Employment Agreements

         Mettler-Toledo GmbH, a subsidiary of the Company, entered into an employment agreement (the "Agreement") with Robert F. Spoerry dated as of October 30, 1996. The Agreement provides for an annual base salary, which may be increased from time to time in accordance with the Company's normal business practices, and for participation in the Company's bonus plan. The 1999 annual base salary was SFr 639,418 (approximately $425,598 using the average exchange rate for 1999 of SFr 1.5024 to $1.00). In addition, the Agreement provides for payment of the amount necessary, after payment of all taxes and social security contributions, to fully offset the interest charged to Mr. Spoerry on a certain loan to him. See "Certain Transactions" for a description of the loan. The Agreement prohibits Mr. Spoerry from competing with the Company for a period of 24 months after termination of employment. The Agreement may be terminated without cause, on 36 months notice during which period Mr. Spoerry is entitled to full compensation under the Agreement.

         Mettler-Toledo GmbH, a subsidiary of the Company, also entered into employment agreements with the Named Executive Officers. The employment agreements provide for a base salary subject to adjustment and participation in the Company's bonus plan and participation in the Company's other employee benefit plans. Each agreement prohibits the executive from competing with the Company for a period of twelve months after termination of employment. Each agreement may be terminated without cause, on twelve months notice during which period the executive is entitled to full compensation under the agreement.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The  Company's   Compensation   Committee,   which  consists  of  three
non-employee directors, is responsible for executive compensation, including setting the Company's compensation philosophy and policies, recommending to the Board of Directors the compensation to be paid to the Chief Executive Officer and determining the compensation for the other executive officers. The Compensation Committee also is responsible for administering the Company's executive incentive plans and programs. The Compensation Committee reviews the Company's executive officer's compensation on an annual basis to ensure that the program continues to meet the goals of its compensation philosophy.

Compensation Policy

         The guiding principle of the Company in compensation is to take into consideration the performance of the individual and the overall results achieved by the Company. This is valid as well for executive compensation.

           o With regard to the overall compensation level, the Company wants to be competitive in the global personnel market which is relevant to its activities: the electronics industry, and, in general, businesses with a certain high-tech orientation.

           o Within this type of environment, the Company wants to pay competitive average base salaries.

           o  The  Company  believes  in a strong  pay/performance  linkage  and
              therefore   wants   to  honor  in   particular   fulfillment   and
              overachievement of targets by a cash bonus.

           o The Company wants to align the interests of its executives with those of its stockholders by linking the executives' annual cash bonus and the long-term incentive compensation to the Company's performance and by encouraging its executives to purchase equity in the Company.

         As a consequence, the Company's compensation program consists of three basic elements: base salary, annual cash bonus and long-term compensation in the form of stock options.

Base Salary

         In  1999,  base  salaries  of  executive   officers  were  individually
increased taking into account market levels in comparable industries. Mr. Spoerry's salary is discussed below under "CEO Compensation".

Annual Cash Incentive Compensation

         The annual cash bonus is a key element of the incentive policy for senior management. The emphasis is on closely linking executive pay with achieving yearly financial performance targets and on giving greater rewards for achieving above target results.

         Within the first 90 days of the year, the Compensation Committee establishes the performance targets on which each participant's incentive is based. Performance targets are closely related to that fiscal year's budget and business plan and may be based upon any one or more of the following financial criteria: earnings per share, cash flow, operating profit and/or sales of the Company and/or its operating units. In addition, between 10 and 20 percent of the bonus for each participant is based on individual performance targets.

Stock Options

         The Company established a stock option plan which was combined with an equity purchase program at the time of the buyout. The basic philosophy of the stock option plan is to have key management's interests more closely aligned with those of the Company and its stockholders and to create a long-term incentive. The number of stock options granted to an executive is predominantly a function of the importance of the executive's position and duties and the performance and abilities of that executive.

         The Company has granted options that vest over a period of five years and terminate not longer than 10 years after the date of grant. The exercise price of each share of common stock subject to an option cannot be less than 100% of the fair market value of a share of common stock as of the date of grant.

CEO Compensation

         The Compensation Committee determines Mr. Spoerry's compensation on the same basis and under the same philosophy it uses in determining the compensation of other executive officers. As discussed above, the goal of the Compensation Committee is to link a significant portion of the compensation of its executive officers, including Mr. Spoerry, to Company performance.

         Mr. Spoerry's annual base salary was adjusted in 1996 by Ciba-Geigy AG to reflect his new responsibilities prior to the buyout and then voluntarily reduced by Mr. Spoerry with the introduction of the new bonus scheme. Mr. Spoerry's annual base salary was not adjusted in 1997 and it was increased in 1998 by 2%. In 1999, his annual base salary was increased by 12 % as an adjustment towards market levels in comparable industries.

         Based on the Company's performance for fiscal year 1999 and the targets set for the incentive scheme, Mr. Spoerry realized a bonus award equal to 141% of his base salary.

         In November 1999, Mr. Spoerry was granted 48,000 stock options in accordance with the stated goals described above under "Stock Options."

Section 162(m)

         Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction to any publicly held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly compensated executive officers employed by such corporation on the last day of its taxable year. The Compensation Committee considered the impact of Section 162(m) on the compensation of its executive officers. Assuming the POBS Plus Incentive System for Senior Management is approved by the shareholders (see Proposal 4 below), the Compensation Committee expects that the deduction limitation does not, and will not, apply to executive officers' compensation. The Compensation Committee intends to monitor the impact of Section 162(m) and consider structuring executive compensation arrangements so that the deduction limitation will continue not to apply.


                                         Respectfully submitted:

                                         Reginald H. Jones
                                         Laurence Z. Y. Moh
                                         Thomas P. Salice


                                         Members of the
                                         Compensation Committee

                                PERFORMANCE GRAPH

         The following graph compares the cumulative total return on $100 invested on November 14, 1997 (the first day of public trading of Company's common stock) through December 31, 1999 in the common stock of the Company, the Standard & Poor's 500 Index and the SIC Code 3826 Index - Laboratory Analytical Instruments. The returns of the indices are calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                      Comparison of Cumulative Total Return
                  Among Mettler-Toledo International Inc., the
                     S&P 500 Index and SIC Code 3826 Index -
                        Laboratory Analytical Instruments


                                  11-14-1997      1997       1998      1999
                                  ----------      ----       ----      ----
Mettler-Toledo.............          $100         $123       $200      $273
S&P 500 Index..............          $100         $105       $135      $163
Peer Group*................          $100         $104       $101      $171
---------------------------

* The Peer Group is composed of the companies in SIC Code 3826 - Laboratory Analytical Instruments. The Peer Group was expanded from last year's Proxy Statement to include all of the companies in SIC Code 3826 rather than just selected companies. The reason for this change was to broaden the peer group.



                              CERTAIN TRANSACTIONS


         On October 7, 1996, in order to fund a portion of the purchase price for shares of common stock purchased by Mr. Spoerry, President and Chief Executive Officer of the Company, Mettler-Toledo GmbH entered into a loan agreement with Mr. Spoerry, in the amount of SFr 1.0 million (approximately $626,096 at December 31, 1999). The loan bears interest at a rate of 5% and is payable upon demand, which may not be made until seven years after the date of the loan.

         For additional information, see "Further Information Concerning the Board of Directors and Committees - Compensation Committee Interlocks and Insider Participation."


                     RATIFICATION OF APPOINTMENT OF AUDITORS
                                  (Proposal 2)

         On March 10, 1999, the Company dismissed KPMG Fides Peat as its independent auditors. The reports of KPMG Fides Peat on the Company's financial statements for the fiscal years ended December 31, 1998 and December 31, 1997 did not contain an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles. In connection with its audits for the Company's two most recent fiscal years, and through March 10, 1999, there were no disagreements with KPMG Fides Peat on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG Fides Peat, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports covering such periods. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K occurred with respect to the Company and KPMG Fides Peat.

         On March 10, 1999, the Company engaged PricewaterhouseCoopers ("PWC") as its independent auditors for the fiscal year ending December 31, 1999. During the Company's two most recent fiscal years, and through March 10, 1999, the Company did not consult with PWC as to either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and the Company did not consult with PWC as to any matter that was either the subject of a disagreement or reportable event.

         The decision to dismiss KPMG Fides Peat as the Company's independent auditors was approved by the Audit Committee of the Company's Board of Directors.

         Upon recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers, independent public accountants, to audit and report on the consolidated financial statements of the Company for the fiscal year ending December 31, 2000 and to perform such other services as may be required of them. The Board of Directors has directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

         Proxies  will  be  voted  FOR   ratification   of  the  appointment  of
PricewaterhouseCoopers as independent auditors for the Company for the fiscal year ending December 31, 2000, unless otherwise specified in the proxy. The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers as independent auditors.


                              RESERVATION OF SHARES
                                  (Proposal 3)

Introduction

         The Company is seeking stockholder approval to amend the 1997 Amended and Restated Stock Option Plan (the "Plan") to increase the number of shares of common stock reserved for issuance pursuant to the exercise of stock options under the Plan by 2.5 million from 6,368,445 to 8,868,445. A copy of the Plan, as it is proposed to be amended, is attached hereto as Appendix A. The material features of the Plan, as it is proposed to be amended, are described below. Such description is subject to, and is qualified in its entirety by, the full text of the Plan. The Board of Directors approved the amendment to the Plan on February 3, 2000, subject to approval of the Company's stockholders.

         The purpose of the proposed amendment is to advance the interests of the Company by providing additional incentives to attract and retain qualified and competent employees, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons. Stockholder approval of the Plan is required under the rules of the New York Stock Exchange and in order for compensation attributable to grants under the Plan not to be subject to the deduction limitation of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders. The Company has established and will administer the Plan with the intention that compensation attributable to stock options granted thereunder with an exercise price no less than the fair market value of the underlying shares of the common stock on the date of grant would not be subject to the deduction limitation.

Description of the Plan

         The Company adopted the Plan in 1996. The Plan is intended to provide certain key employees and/or directors of the Company additional incentive to join and/or remain in the service of the Company as well as to maintain and enhance the long-term performance and profitability of the Company.

         Pursuant to the Plan, key employees and/or directors of the Company are eligible to receive awards of stock options in consideration for services performed for the Company. Options granted under the Plan are nonqualified stock options. Currently, there are approximately 250 persons who are eligible to receive options under the Plan. The Company has not made any determination as to who will receive options in respect of the additional 2,500,000 shares proposed to be made available under the Plan.

         After taking into account the proposed amendment, the total number of shares of common stock with respect to which options may be awarded under the Plan (subject to antidilution and similar adjustments) is equal to the excess (if any) of (i) 8,868,445 shares over (ii) the sum of (A) the number of shares subject to outstanding options granted under the Plan and (B) the number of shares previously issued pursuant to the exercise of options granted under the Plan. As of December 31, 1999, options for the purchase of 5,035,647 shares of common stock were outstanding, and 338,754 shares had been issued pursuant to the exercise of previously granted options.

         The Plan is administered by a committee consisting of at least two outside members of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee will determine when and to whom options will be granted, the number of shares covered by each option and the terms and provisions applicable to each option. The Committee may not award options to any employee with respect to more than 2,110,323 shares of common stock in any fiscal year during the term of the Plan. The Committee has the authority to interpret the Plan and may at any time adopt such rules and regulations for the Plan as it deems advisable.

         An option may be granted on such terms and conditions as the Committee may approve. Except as the Committee may otherwise provide, an option must be granted with a per share exercise price not less than 100% of the fair market value of a share of common stock as of the date of grant. Payment of the option exercise price may be made by a certified or official bank check or, subject to Committee consent, by the surrender of shares of common stock. Unless the Committee otherwise provides in the agreement evidencing the grant of an option, an option becomes exercisable with respect to 20% of the underlying shares on the first anniversary of the date of grant, and with respect to an additional 20% on each of the next four anniversaries of the date of grant. The Committee may accelerate the vesting of options at any time. Each option shall be for such term as is set forth in an Agreement.

         Unless the Agreement or the Committee otherwise provides, the options will immediately cease to be exercisable with respect to any and all shares which have not vested as of the date of the optionee's termination of employment with the Company for any reason. Unless the Agreement or the Committee otherwise provides, vested (but not yet exercised) options lapse 45 days after termination of employment with the Company, (180 days after termination by reason of death or disability). All options immediately expire and cease to be exercisable upon the termination of the optionee's employment for cause. The Committee may extend the scheduled expiration date of an option at any time. Unless otherwise determined by the Committee coincident with the grant of an option or subsequently, in the event of certain change in control transactions, each outstanding option shall vest and the Company shall have the right to cancel any options upon payment of the fair market value of the common stock underlying such option as of the date of the change in control less the exercise price.

         The Board of Directors of the Company may at any time and from time to time suspend, amend, modify or terminate the Plan; provided, however, that, no such change may adversely alter or impair any rights or obligations under any option previously granted, except with the written consent of the grantee.

Proposed Amendment to the Plan

         The Plan is proposed to be amended to increase by 2,500,000 shares the number of shares of common stock reserved for issuance pursuant thereto. The principal purpose of this amendment is to enable the Company to continue to offer incentive compensation in the form of options to key employees and directors.

Certain Federal Income Tax Consequences

         The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to options awarded under the 1997 Amended and Restated Stock Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

         An optionee will not recognize any taxable income upon the grant of an option and the Company will not be entitled to a tax deduction with respect to such grant. Upon exercise of an option, the excess of the fair market value of the common stock on the exercise date over the exercise price will be taxable as compensation income to the optionee. Subject to the Company satisfying applicable reporting requirements, the Company should be entitled to a tax deduction in the amount of such compensation income. The optionee's tax basis for the common stock received pursuant to the exercise of an option will equal the sum of the compensation income recognized and the exercise price.

         In the event of a sale of the common stock received upon the exercise of an option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss, provided that any gain will be subject to reduced rates of tax if the shares were held for more than twelve months after exercise.

         Special rules may apply to optionees who are subject to Section 16 of the Exchange Act.

         Under certain circumstances the accelerated vesting or exercise of options in connection with a change of control of the Company might be deemed an "excess parachute payment" for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the optionee may be subject to a 20% excise tax and the Company may be denied a tax deduction.

         Proxies will be voted FOR approval of the  reservation of an additional
2.5 million shares of common stock for issuance upon the exercise of stock options granted under the Plan, unless otherwise specified in the proxy. The Board of Directors recommends a vote FOR approval of the reservation of an additional 2.5 million shares of common stock for issuance upon the exercise of stock options granted under the Plan.


         APPROVAL OF THE POBS PLUS INCENTIVE SYSTEM FOR GROUP MANAGEMENT
                                  (Proposal 4)

Introduction

         Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders.

         The Company's stockholders are asked to approve the material terms of the Company's POBS Plus Incentive System for Group Management (the "Incentive Plan") described below as such terms apply to the senior executives of the Company.

Description of the Incentive Plan

         The purpose of the Incentive Plan is to provide an incentive to key employees of the Company to dedicate themselves to the financial success of the Company as measured based on objective financial criteria. The Incentive Plan is intended to emphasize the responsibility of each participant in the Incentive Plan for the financial success of the Company and the attainment of the overall corporate goals and success of the Company. Criteria for participation in the Incentive Plan are: (i) the performance of key management functions which can significantly influence and contribute to the overall success of the Company, and (ii) leadership skills and high professional competence.

         With respect to the Company's senior executives, the Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Company. Within the first 90 days of the year, the Compensation Committee establishes the performance targets on which each participant's incentive is based. Performance targets are closely related to that fiscal year's budget and business plan and may be based upon any one or more of the following financial criteria: earnings per share, cash flow, operating profit and/or sales of the Company and/or its operating units. In addition, between 10 and 20 percent of the bonus for each participant is based on individual performance targets. At the conclusion of each year, the Compensation Committee reviews the audited results of the Company's performance against each particpant's performance targets and determines the incentive payment earned by each participant.

         The Incentive Plan provides for payment of a cash bonus to participants calculated by reference to the performance targets. For each participant, a cash bonus will become payable following achievement of 90% of the target level. For each full percentage point of target achievement above 90% and up to a maximum of 130%, a cash bonus of from 2.5% to 7.5% of the base salary of the participant is payable, for a total maximum potential bonus of between 100% and 300% of base salary. Within the first 90 days of each year, the percentage of base salary between 2.5% and 7.5% to be used in calculating the bonus is established individually for each participant by the Compensation Committee.

         The maximum bonus that could be paid to any participant under the Incentive Plan in any given year is $2.5 million. In case of termination of a participant during the first half of a fiscal year, the bonus is paid pro rata on the basis of 95% target achievement. In case of termination of employment of a participant during the second half of a fiscal year, target achievement is measured at the end of the year and the bonus is paid on a pro rata basis.

         Proxies will be voted FOR approval of the material terms of the Incentive Plan, unless otherwise specified in the proxy. The Board of Directors recommends a vote FOR approval of the material terms of the Incentive Plan.


                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.


                       STOCKHOLDER PROPOSALS FOR THE 2001
                         ANNUAL MEETING OF STOCKHOLDERS

         Stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and for consideration at an Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2001 Annual Meeting must be received by the Company no later than December 1, 2000.

Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 2001 Annual Meeting if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission and in connection with certain procedures described in the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company.

                                  OTHER MATTERS

         The Company knows of no other matter to be brought before the 2000 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

         The Company will furnish, without charge, to each person whose proxy is being solicited upon written request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the SEC (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to the Treasurer, Mettler-Toledo Inc., 1900 Polaris Parkway, Columbus, Ohio 43240, USA.

         It  is  important  that  proxies  be  returned   promptly.   Therefore,
stockholders are urged to date, sign and return the accompanying form of proxy in the enclosed envelope.



                                             By order of the Board of Directors,

                                             /s/ James T. Bellerjeau


                                             James T. Bellerjeau
                                             Secretary

Greifensee, Switzerland
March 31, 2000





         The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1999, including financial statements, accompanies this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                                                      Appendix A

                        METTLER-TOLEDO INTERNATIONAL INC.
                            1997 AMENDED AND RESTATED
                                STOCK OPTION PLAN

                                    ARTICLE 1

                                     GENERAL

         1.1 Purpose. The purpose of this Mettler-Toledo International Inc. Stock Option Plan (the "Plan") is to provide for certain key employees and/or directors of Mettler-Toledo International Inc., a Delaware corporation ("MTI"), its successors and assigns and its subsidiaries and affiliates (MTI and such other entities, collectively, the "Company"), an incentive (i) to join and/or remain in the service of the Company, (ii) to maintain and enhance the long-term performance and profitability of the Company and (iii) to acquire a proprietary interest in the success of the Company. The grant and exercise of Options under the Plan is intended to meet the requirements of Rule 16b-3 of the 1934 Act (as hereinafter defined) at all times during which the Company and its Insiders (as hereinafter defined) are subject to the requirements of Section 16 of the 1934 Act. The Options are intended to be "performance-based" compensation under
Section 162(m)(4)(C) of the Code at all times during which the deductibility of compensation attributable to Options could be subject to the deduction limitation of Section 162(m) of the Code.

         1.2  Definition of Certain Terms.

               (a) "Agreement" means an agreement issued pursuant to
Section 2.1.

               (b) "Board" means the Board of Directors of MTI.

               (c) "Code" means the Internal Revenue Code of 1986, as amended.

               (d) "Committee" means the Committee appointed to administer the Plan in accordance with Section 1.3.

               (e) "Company" means MTI, a Delaware corporation, its successors and assigns and its subsidiaries and affiliates.

               (f) "Common Stock" means the shares of Common Stock, par value $.01 per share, of MTI and, subject to Section 2.5, any other shares into which such common stock shall thereafter be exchanged by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like. All shares of Class A common stock of MTI underlying previous grants of Options will be deemed to be an equivalent number of shares of Common Stock pursuant to this Plan.

               (g) "Date of Grant" means the date as of which an Option is granted by the Committee under an Agreement.

               (h) "Fair Market  Value" per share as of a particular  date means
(i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded for the last date (including the Date of Grant) on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then traded on a national securities exchange, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market on which the Common Stock is principally traded for the last date (including the Date of Grant) on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

               (i)   "Insider" means an insider as so defined for purposes of
Section 16 of the 1934 Act.

               (j) "Option" means a "nonqualified" stock option, as described in
Section 1.5, granted under the Plan.

               (k) "Optionee" means an employee or director of the Company who has been awarded any Option under this Plan.

               (l) The terms "parent corporation" and "subsidiary corporation" as used herein shall have the meaning given those terms in Code Section 424(e) and (f), respectively. A corporation shall be deemed a parent or a subsidiary only for such periods during which the requisite ownership relationship is maintained.

               (m) "Plan" means this Mettler-Toledo International Inc. 1997 Amended and Restated Stock Option Plan and any predecessor plan.

               (n) "Termination With Cause," with respect to any Optionee, means termination by the Company of such Optionee's employment or directorship for:
(i) misappropriation of corporate funds, (ii) conviction of a felony or a crime involving moral turpitude, (iii) failure to comply with directions of the Chief Executive Officer of the Company or other superiors of the Optionee or the Board of Directors of the Company, or (iv) gross negligence or willful misconduct.

               (o) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         1.3  Administration.

               (a) Subject to Section 1.3(e), the Plan shall be administered by a committee of the Board which shall consist of at least two members of the Board and which shall have the power of the Board to authorize awards under the Plan. At all times during which MTI and its Insiders are subject to the requirements of Section 16 of the 1934 Act, all members of the Committee shall be "Non-Employee Directors" as described in Rule 16b-3 of the 1934 Act. All members of the Committee or a subcommittee thereof shall be "outside directors" for purposes of Section 162(m) of the Code with respect to Optionees whose compensation may be subject to the deductibility limitation of Section 162(m) of the Code. The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the Board.

               (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Agreement executed pursuant to Section 2.1, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and (vi) to grant Options on such terms, not inconsistent with the Plan, as it shall determine.

               (c) The determination of the Committee on all matters relating to the Plan or any Agreement shall be conclusive.

               (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

               (e) Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the term "Committee" as used herein shall be deemed to mean the Board.

         1.4 Persons Eligible for Awards. Awards under the Plan may be made from time to time to such key employees and directors of the Company as the Committee shall in its sole discretion select, provided, however, that subject to Section 3.4, the Committee may not award Options to any such employee with respect to more than 2,110,323 shares of Common Stock in any fiscal year during the term of the Plan. The Committee may condition the grant of Options on the prospective Optionee owning shares of Common Stock.

         1.5 Types of Awards Under the Plan. Awards may be made under the Plan in the form of stock options which shall be "nonqualified" stock options, all as more fully set forth in Article 2.

         1.6  Shares Available for Awards.

               (a) Subject to Section 3.4 (relating to adjustments upon changes in capitalization), as of any date the total number of shares of Common Stock with respect to which Options may be granted under the Plan shall be equal to the excess (if any) of (i) 8,868,445 shares over (ii) the sum of (A) the number of shares subject to outstanding Options granted under the Plan and (B) the number of shares previously issued pursuant to the exercise of Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, but subject to the requirements of Rule 16b-3 of the 1934 Act, if applicable, shares of Common Stock covered by

Options granted under the Plan which expire or terminate for any reason shall again become available for award under the Plan.

               (b) Shares that are issued upon the exercise of Options awarded under the Plan shall be authorized and unissued or treasury shares of Common Stock.

               (c) Without limiting the generality of the preceding provisions of this Section 1.6, the Committee may, but solely with the Optionee's consent, agree to cancel any award of Options under the Plan and issue new Options in substitution therefor, provided that the Options as so substituted shall satisfy all of the requirements of the Plan as of the date such new Options are awarded.

         1.7 Option Price. Except as the Committee may otherwise provide, the exercise price of each share of Common Stock subject to an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock as of the Date of Grant.

                                    ARTICLE 2

                                  STOCK OPTIONS

         2.1   Agreements Evidencing Stock Options.

               (a) Options awarded under the Plan shall be evidenced by Agreements which shall not be inconsistent with the terms and provisions of the Plan, and which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. Without limiting the generality of the foregoing, the Committee may in any Agreement impose such restrictions or conditions upon the exercise of such Option or upon the sale or other disposition of the shares of Common Stock issuable upon exercise of such Option as the Committee may in its sole discretion determine. By accepting an award pursuant to the Plan each Optionee shall thereby agree that each such award shall be subject to all of the terms and provisions of the Plan, including, but not limited to, the provisions of Section 1.3(d).

               (b) Each Agreement shall set forth the number of shares of Common Stock subject to the Option granted thereby.

               (c) Each Agreement relating to Options shall set forth the amount payable by the Optionee to MTI upon exercise of the Option evidenced thereby, subject to adjustment by the Committee to reflect changes in capitalization as contemplated by Section 3.4.

         2.2  Term of Options.

               (a) Each Agreement shall set forth the period during which the Option evidenced thereby shall be exercisable, whether in whole or in part, and any vesting provisions applicable to the Option, such terms to be determined by the Committee in its discretion.

               (b)  Each  Agreement   shall  set  forth  such  other  terms  and
conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

         2.3 Exercise of Options. Subject to the provisions of this Article 2, each Option granted under the Plan shall be exercisable as follows:

               (a) An Option shall become exercisable at such times and subject to such conditions as the applicable Agreement or the Committee may provide.

               (b) Unless the applicable Agreement otherwise provides, an Option granted under the Plan may be exercised from time to time as to all or part of the shares as to which such Option shall then be exercisable.

               (c) An Option shall be exercised by the filing of a written notice of exercise with MTI, on such form and in such manner as the Committee shall in its sole discretion prescribe.

               (d) Any written notice of exercise of an Option shall be accompanied by payment of the exercise price for the shares being purchased. Except as the Committee may otherwise provide, such payment shall be made by certified or official bank check payable to MTI (or the equivalent thereof, including shares of Common Stock, as may be acceptable to the Committee). As soon as practicable after receipt of such payment, MTI shall deliver to the Optionee a certificate or certificates for the shares of Common Stock so purchased.

         2.4   Termination of Options.

               (a) Notwithstanding anything to the contrary in this Plan, except as the Agreement or the Committee may otherwise provide and as set forth in
Section 2.4(b) and Section 2.4(d), Options granted to an Optionee (and already vested but not yet exercised) shall terminate on the date which is 45 days after termination of his employment with the Company for any reason (other than death or disability, in which case the Options shall terminate on the date which is 180 days after the date of such termination), which termination shall be deemed to occur on the last day of Optionee's employment with the Company.

               (b) Notwithstanding anything to the contrary in this Plan, all Options granted to an Optionee shall immediately expire and cease to be exercisable and all rights granted to an Optionee under this Plan and such Optionee's Agreement shall immediately expire in the event of a Termination With Cause of the Optionee by the Company at any time.

               (c) Unless the applicable Agreement or the Committee expressly provides otherwise, Options awarded to Optionees under the terms of the Plan will be exercisable only in accordance with the following vesting schedule:

                                                          Cumulative Percentage
                            Applicable Date                  of Total Shares
                            ---------------                  ---------------
On the first anniversary of the Date of Grant............          20%
On the second anniversary of the Date of Grant...........          40%
On the third anniversary of the Date of Grant............          60%
On the fourth anniversary of the Date of Grant...........          80%
On the fifth anniversary of the Date of Grant............         100%

The Committee may modify this vesting schedule in any manner that it deems appropriate in any Agreement or otherwise, and may provide different vesting schedules in different Agreements in its sole discretion. Except as set forth in an Agreement or as the Committee in its sole discretion may determine, in the event that an Optionee's employment with the Company is terminated for any reason prior to the date on which the Optionee's right to exercise the Options has fully vested pursuant to this Section 2.4(c), the Options will immediately cease to be exercisable with respect to any and all shares which have not vested as of the date of such termination.

                  2.5 In the event of a Non-Control Transaction (as hereinafter defined), (A) all outstanding Options shall remain outstanding and subject to the terms and conditions of the Plan, including the vesting schedule contained in Section 2.4(c), and (B) each Optionee shall be entitled to receive in respect of each share of Common Stock subject to the Option, upon exercise of such Option after the vesting thereof, the same amount and kind of stock, securities, cash, property or other consideration that each holder of a share of Common Stock was entitled to receive in the Non-Control Transaction in respect of a share. Unless otherwise determined by the Committee coincident with the grant of an Option or subsequently, in the event of a Transaction (as hereinafter defined), each outstanding Option shall vest, and, as of the date of the occurrence of the Transaction (the "Transaction Date"), the Company shall have the right to cancel any or all Options which have not been exercised as of the Transaction Date, subject to the payment of the purchase price described below. The purchase price payable by the Company to the Optionee upon the cancellation of each vested and non-vested but unexercised Option will be the Fair Market Value of the Common Stock underlying each such Option determined as of the Transaction Date less the aggregate exercise price of each such Option.

         A "Transaction" shall mean the occurrence during the term of the Plan of:

               (a) An acquisition (other than directly from MTI) of any voting securities of MTI (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of MTI's then outstanding Voting Securities; provided, however, in determining whether a Transaction has occurred, shares of Common Stock or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Transaction. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) MTI or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by MTI (for purposes of this definition, a "Subsidiary"), (ii) MTI or its Subsidiaries, (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined), or (iv) AEA Investors Inc. alone or in concert with any other Person;

               (b) The individuals who, as of the effective date of the Plan, are members of the Board of Directors of MTI (the "Incumbent Board"), ceasing for any reason to constitute at least two-thirds of the members of the Board of Directors; provided, however, that if the election, or nomination for election by MTI's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (c) The consummation of:

                     (i) A merger,  consolidation or reorganization with or into
               MTI or in which securities of MTI are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction."

         A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into MTI or in which securities of MTI are issued where:

                             (A) the  stockholders  of MTI,  immediately  before
                      such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty and one-tenth percent (50.1%) of the combined voting power of the outstanding voting securities of the corporation resulting form such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                             (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                             (C) no Person other than (i) MTI, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by MTI or any Subsidiary, or (iv) AEA Investors Inc. alone or in concert with any other person, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                     (ii) A complete liquidation or dissolution of MTI; or

                     (iii) The sale or other disposition of all or substantially all of the assets of MTI to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Transaction shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding shares of Common Stock or Voting Securities as a result of the acquisition of shares of Common Stock or Voting Securities by MTI which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Transaction would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting

Securities by MTI, and after such share acquisition by MTI, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Transaction shall occur. 2.6 Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Plan shall be administered, and Options shall be granted and exercised, in accordance with the 1934 Act and, specifically, Rule 16b-3 thereof.

                                    ARTICLE 3

                                  MISCELLANEOUS

         3.1   Amendment of the Plan;

               Modification of Awards.

               (a) The Board may, without stockholder approval, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided that no such amendment shall adversely alter or impair any rights or obligations under any award theretofore made under the Plan without the consent of the person to whom such award was made, provided, further, that an amendment (i) that increases the total number of shares of Common Stock with respect to which Options may be granted under the Plan pursuant to Section 1.6(a) hereof (under than an increase pursuant to Section 3.4 hereof) or (ii) which requires stockholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement, shall not be effective unless approved by the requisite vote of stockholders.

               (b) With the consent of the Optionee and subject to the terms and conditions of the Plan (including Section 3.1(a)), the Committee may amend outstanding Agreements with such Optionee, for example, to (i) accelerate the time or times at which an Option may be exercised or (ii) extend the scheduled expiration date of the Option.

               (c) The Plan amends and restates the existing MT Investors Inc. Stock Option Plan.

               (d) The validity and enforceability of any Options granted under the Plan prior to any amendment thereof shall not be affected by any such amendment.

         3.2 Nonassignability. Except as the Committee may otherwise provide, no right granted to any Optionee under the Plan or under any Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. Except as the Committee may otherwise provide, during the life of the Optionee, all rights granted to the Optionee under the Plan or under any Agreement shall be exercisable only by him.

         3.3   Withholding of Taxes.

               (a) The Company shall be entitled to withhold from any payments to an Optionee an amount sufficient to satisfy any federal, state and other governmental tax required to be withheld in connection with an Option. Whenever under the Plan an Option is granted or shares of Common Stock are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of grant or delivery that the Optionee remit an amount sufficient to satisfy all federal, state and other governmental tax withholding requirements related thereto.

         3.4 Adjustments Upon Changes in Capitalization. If and to the extent specified by the Committee, the number of shares of Common Stock or other stock or securities which may be issued pursuant to the exercise of Options granted under the Plan and the exercise price of Options may be appropriately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of this Plan, or other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by MTI; provided, however, that any Options to purchase fractional shares of Common Stock resulting from any such adjustment shall be eliminated. Adjustments under this
Section 3.4 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

         3.5 Right of Discharge Reserved. Nothing in this Plan or in any Agreement shall confer upon any employee or other person the right to continue in the employment or service of the Company or affect any right which the Company may have to terminate the employment or service of such employee or other person.

         3.6 No Rights as a Stockholder. No Optionee or other person holding an Option shall have any of the rights of a stockholder of MTI with respect to shares subject to an Option until the issuance of a stock certificate to him for such shares. Except as otherwise provided in Section 3.4, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

         3.7   Nature of Payments.

               (a) Any and all payments of shares of Common Stock or cash hereunder shall be granted, transferred or paid in consideration of services performed by the Optionee for the Company.

               (b) All such grants, issuances and payments shall constitute a special incentive payment to the Optionee and shall not, unless otherwise determined by the Committee or by local law, be taken into account in computing the amount of salary or compensation of the Optionee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, life insurance or other benefit plan of the Company or (ii) any agreement between the Company and the Optionee.

         3.8   Non-Uniform Determinations.

               The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Agreements, as to
(i) the persons to receive awards under the Plan, and (ii) the terms and provisions of awards under the Plan.

         3.9 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         3.10  Restrictions.

               (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, if (i) the Committee is entitled under the Plan to make any payment in cash, Common Stock or both, and (ii) the Committee determines that a Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid.

               (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

         3.11 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

         3.12  Interpretation.   Unless  expressly  stated  in  the  relevant
Agreement, each Option is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) and the Committee shall interpret the Plan accordingly.

         3.13  Effective Date and Term of Plan.

               (a) This Plan shall be adopted and become effective on November 19, 1997, subject to approval of the Plan by a majority of the voting stockholders of MTI.

               (b) The Plan shall terminate 10 years after its adoption by the Board, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all awards made under the Plan prior to the date on which the Plan terminates shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan.

PROXY

                        METTLER-TOLEDO INTERNATIONAL INC.
                    Proxy for Annual Meeting of Stockholders
                                  May 16, 2000

                      This Proxy is Solicited on Behalf of
             Mettler-Toledo International Inc.'s Board of Directors

         The undersigned hereby appoints Robert F. Spoerry and William P. Donnelly, and each of them, Proxies for the undersigned, with full power of substitution, to represent and to vote all shares of Mettler-Toledo International Inc. Common Stock which the undersigned may be entitled to vote at the 2000 Annual Meeting of Stockholders of Mettler-Toledo International Inc. to be held in New York, New York on Tuesday, May 16, 2000 at 10:00 A.M., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

         Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked. IF THIS PROXY IS SIGNED BUT NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1 THROUGH 4 in their discretion, the appointed Proxies are authorized to vote upon such other business as may properly come before the meeting.

                   (continued and to be signed on other side)

                            - FOLD AND DETACH HERE -

                                                        Please mark
                                                        your vote as
                                                        indicated in
                                                        this example   /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 4

ITEM NO. 1
ELECTION OF DIRECTORS


  FOR all nominees   WITHHOLD AUTHORITY  Robert F. Spoerry,  John D. Macomber,
listed to the right    to vote for all   Philip Caldwell,    George M. Milne,
 (except as marked     nominees listed   John T. Dickson,    Laurence Z. Y. Moh,
  to the contrary)      to the right     Reginald H. Jones,  Thomas P. Salice
        /  /                /  /


                                    *Instruction: To withhold authority
                                     from any individual nominee(s), write the nominee(s) name on the line provided below.

                                     ------------------------------------------

ITEM NO. 2
APPROVAL OF AUDITORS

FOR                 AGAINST           ABSTAIN
/ /                   / /               / /

ITEM NO. 3
APPROVAL OF RESERVATION OF SHARES

FOR                 AGAINST           ABSTAIN
/ /                   / /               / /

ITEM NO. 4
APPROVAL OF INCENTIVE SYSTEM FOR GROUP MANAGEMENT

FOR                 AGAINST           ABSTAIN
/ /                   / /               / /



                                    ADDRESS CHANGE
                                    Please mark this box if you have     / /
                                    address changes


                                    Receipt is hereby acknowledged of the
                                    Mettler-Toledo International Inc. Notice of
                                    Meeting and Proxy Statement
                                    --------------------------------------------
                                             PLEASE SIGN, DATE AND RETURN
                                          PROMPTLY IN THE ENCLOSED ENVELOPE
                                    --------------------------------------------


     Signatures(s)                          Signatures(s)
     --------------------------------       ------------------------------------

                                            Date
                                            ------------------------------------

     NOTE. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by any authorized person indicating the person's title.

                            - FOLD AND DETACH HERE -